SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                  AMENDMENT TO
                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                  FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                            See Exhibit 1
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


120 East Liberty Drive, Suite 400, Wheaton, Illinois            60187
----------------------------------------------------   ------------------------
      (Address of Principal Executive Offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

             TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED

    Common Shares of Beneficial Interest,          The Nasdaq Stock Market LLC
          $.01 par value per share,
                     of
 First Trust Large Cap Core AlphaDEX(R) Fund

    Common Shares of Beneficial Interest,          The Nasdaq Stock Market LLC
          $.01 par value per share,
                     of
  First Trust Mid Cap Core AlphaDEX(R) Fund

    Common Shares of Beneficial Interest,          The Nasdaq Stock Market LLC
          $.01 par value per share,
                     of
 First Trust Small Cap Core AlphaDEX(R) Fund

             TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED

    Common Shares of Beneficial Interest,          The Nasdaq Stock Market LLC
          $.01 par value per share,
                     of
First Trust Large Cap Value AlphaDEX(R) Fund

    Common Shares of Beneficial Interest,          The Nasdaq Stock Market LLC
          $.01 par value per share,
                     of
First Trust Large Cap Growth AlphaDEX(R) Fund

    Common Shares of Beneficial Interest,          The Nasdaq Stock Market LLC
          $.01 par value per share,
                     of
First Trust Multi Cap Value AlphaDEX(R) Fund

    Common Shares of Beneficial Interest,          The Nasdaq Stock Market LLC
          $.01 par value per share,
                     of
First Trust Multi Cap Growth AlphaDEX(R) Fund

    Common Shares of Beneficial Interest,          The Nasdaq Stock Market LLC
          $.01 par value per share,
                     of
 First Trust Mid Cap Value AlphaDEX(R) Fund

    Common Shares of Beneficial Interest,          The Nasdaq Stock Market LLC
          $.01 par value per share,
                     of
 First Trust Mid Cap Growth AlphaDEX(R) Fund

    Common Shares of Beneficial Interest,          The Nasdaq Stock Market LLC
          $.01 par value per share,
                     of
First Trust Small Cap Value AlphaDEX(R) Fund

             TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED

    Common Shares of Beneficial Interest,          The Nasdaq Stock Market LLC
          $.01 par value per share,
                     of
First Trust Small Cap Growth AlphaDEX(R) Fund

    Common Shares of Beneficial Interest,          The Nasdaq Stock Market LLC
          $.01 par value per share,
                     of
    First Trust Mega Cap AlphaDEX(R) Fund

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[  ]

Securities Act registration statement file number to which this form relates:
333-140895.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                          TITLE OF EACH CLASS TO BE REGISTERED



                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of the First Trust Large Cap Core AlphaDEX(R) Fund, First Trust Mid Cap Core AlphaDEX(R) Fund, First Trust Small Cap Core AlphaDEX(R) Fund, First Trust Large Cap Value AlphaDEX(R) Fund, First Trust Large Cap Growth AlphaDEX(R) Fund, First Trust Multi Cap Value AlphaDEX(R) Fund, First Trust Multi Cap Growth AlphaDEX(R) Fund, First Trust Mid Cap Value AlphaDEX(R) Fund, First Trust Mid Cap Growth AlphaDEX(R) Fund, First Trust Small Cap Value AlphaDEX(R) Fund, First Trust Small Cap Growth AlphaDEX(R) Fund and First Trust Mega Cap AlphaDEX(R) Fund (the "Funds"), each a series of the First Trust Exchange-Traded AlphaDEX(R) Fund (the "Registrant"). An application for listing of the Shares of the Funds has been filed with and approved by The Nasdaq Stock Market LLC. A description of the Shares is contained in the Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-140895 and 811-22019), filed with the Securities and Exchange Commission on February 3, 2016. Such description is incorporated by reference herein.


ITEM 2.   EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       FIRST TRUST EXCHANGE-TRADED ALPHADEX(R)
                                          FUND



                                       By: /s/ W. Scott Jardine
                                           ------------------------------------
                                           W. Scott Jardine, Secretary

March 29, 2016

                                   Exhibit 1

--------------------------------------------- ----------------------------------
                    FUND                      I.R.S. EMPLOYER IDENTIFICATION NO.
--------------------------------------------- ----------------------------------
First Trust Large Cap Core AlphaDEX(R) Fund                 20-8689204
--------------------------------------------- ----------------------------------
First Trust Mid Cap Core AlphaDEX(R) Fund                   20-8689316
--------------------------------------------- ----------------------------------
First Trust Small Cap Core AlphaDEX(R) Fund                 20-8689409
--------------------------------------------- ----------------------------------
First Trust Large Cap Value AlphaDEX(R) Fund                20-8689652
--------------------------------------------- ----------------------------------
First Trust Large Cap Growth AlphaDEX(R) Fund               20-8689490
--------------------------------------------- ----------------------------------
First Trust Multi Cap Value AlphaDEX(R) Fund                20-8689863
--------------------------------------------- ----------------------------------
First Trust Multi Cap Growth AlphaDEX(R) Fund               20-8689778
--------------------------------------------- ----------------------------------
First Trust Mid Cap Value AlphaDEX(R) Fund                  27-4967566
--------------------------------------------- ----------------------------------
First Trust Mid Cap Growth AlphaDEX(R) Fund                 27-4967521
--------------------------------------------- ----------------------------------
First Trust Small Cap Value AlphaDEX(R) Fund                27-4967953
--------------------------------------------- ----------------------------------
First Trust Small Cap Growth AlphaDEX(R) Fund               27-4967837
--------------------------------------------- ----------------------------------
First Trust Mega Cap AlphaDEX(R) Fund                       45-1501368
--------------------------------------------- ----------------------------------